Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Virginia Electric and Power Company (the Company), certify that:

  the Quarterly Report on Form 10-Q of the Company to which this certification is an exhibit for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2003 and for the period then ended.

/s/ Thomas F. Farrell, II Thomas F. Farrell, II President and Chief Executive Officer August 11, 2003

/s/ Jay L. Johnson Jay L. Johnson President and Chief Executive Officer August 11, 2003

/s/ Paul D. Koonce Paul D. Koonce Chief Executive Officer-Transmission August 11, 2003

/s/ Mark F. McGettrick Mark F. McGettrick President and Chief Executive Officer-Generation August 11, 2003

/s/ G. Scott Hetzer G. Scott Hetzer Senior Vice President and Treasurer (Principal Financial Officer) August 11, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Virginia Electric and Power Company. and will be retained by Virginia Electric and Power Company and furnished to the Securities and Exchange Commission or its staff upon request.